Exhibit 15.1

April 24, 2025

To:	YXT.COM GROUP HOLDING LIMITED (the “Company”)

Room 501-502, No. 78 East Jinshan Road, Huqiu District, Suzhou

Jiangsu, 215011

People’s Republic of China

Dear Sir/Madam,

We consent to the reference to our firm under the captions of “Item 3.Key Information—Transfer of Funds and Other Assets”, “Item 3.D—Risk Factors—Risks Related to Doing Business in China”, “Item 3.D—Risk Factors—Risks Relating to Our Corporate Structure”, “Item 4.B—Business Overview—Regulation—PRC Regulations” and “Item 10. Additional Information—10.E. Taxation—People’s Republic of China Taxation” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2024, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2025. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2024.

Yours faithfully,

[Signature page follows]

[Signature Page by Global Law Office]

Yours Sincerely,

/s/ Global Law Office
Global Law Office